Exhibit 5.1

draft
Davis Polk & Wardwell llp 1600 El Camino Real Menlo Park, CA 94025 davispolk.com

Opinion of Davis Polk & Wardwell LLP

August 11, 2022

Acutus Medical, Inc.
2210 Faraday Ave., Suite 100
Carlsbad, CA 92008

Ladies and Gentlemen:

Acutus Medical, Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) 5,296,772 shares (the “Outstanding Shares”) of its common stock, par value $0.001 per share (the “Common Stock”); (ii) 346,689 shares of its Common Stock (the “2018 Warrant Shares”) issuable upon the exercise of certain warrants to acquire shares of its common stock (the “2018 Warrants”); (iii) 419,991 shares of its Common Stock (the “2019 Warrant Shares”) issuable upon the exercise of certain warrants to acquire shares of its common stock (the “2019 Warrants”); (iv) 6,665,841 shares of its Common Stock (the “Convertible Shares”) issuable upon conversion of its Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.001 (the “Series A Common Equivalent Preferred Stock”); (v) 3,779,018 shares of its Common Stock (the “2022 Warrant Shares”) issuable upon the exercise of certain warrants to acquire shares of its common stock (the “2022 Warrants”); and (vi) 29,650 shares of its Common Stock and shares underlying options (collectively, the "Director Shares") held by certain of its directors.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, (i) the Outstanding Shares have been validly issued, and are fully paid and non-assessable, (ii) the 2018 Warrant Shares, when issued upon the exercise of the underlying 2018 Warrants and upon the Company’s receipt of payment of the exercise price therefore, will be validly issued, fully paid and non-assessable, (iii) the 2019 Warrant Shares, when issued upon the exercise of the underlying 2019 Warrants and upon the Company’s receipt of payment of the exercise price therefore, will be validly issued, fully paid and non-assessable, (iv) the Convertible Shares, when issued upon conversion of the Series A Common Equivalent Preferred Stock, will be validly issued, fully paid and non-assessable, (v) the 2022 Warrant Shares, when issued upon the exercise of the underlying 2022 Warrants and upon the Company’s receipt of payment of the exercise price therefore, will be validly issued, fully paid and non-assessable, and (vi) the Director Shares have been validly issued, and are fully paid and non-assessable, or when issued upon the exercise of the underlying options, will be validly issued, fully paid and non-assessable.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of delivery of any shares of Common Stock, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware and (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

Acutus Medical, Inc.	2	August 11, 2022

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the States of New York and California and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP